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                                                                   EXHIBIT 23.01

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-31444, 33-32065, 33-33654, 33-37066, 33-42440, 33-44203,
33-46927, 33-51612, 33-54396, 33-55300, 33-64290, 33-70558, 33-80360, 33-88694,
33-60141, 33-64507, 333-07223, 333-18353, 333-18355, 333-39175, 333-71021,
333-71023, 333-31526, 333-31540, 333-31632 and Form S-3 Nos. 33-82012 and
33-63513) of our report dated April 27, 2000, with respect to the consolidated financial statements and schedule of Symantec Corporation included in this Annual Report (Form 10-K) for the year ended March 31, 2000.



                                                    /S/ERNST & YOUNG LLP

San Jose, California
June 23, 2000